                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
                         [X] Definitive Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               EPIX MEDICAL, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of Securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

       [ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       2)  Form, Schedule or Registration Statement No.:

       3)  Filing Party:

       4)  Date Filed:

                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1999

    Notice is hereby given that the 1999 Annual Meeting of Stockholders of EPIX Medical, Inc., a Delaware corporation (the "Company"), will be held on June 2, 1999, at 10:00 a.m. at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, to consider and act upon the following matters:

    1.  To elect two (2) members of the Board of Directors.

    2. To approve an amendment to the Company's Amended and Restated 1992 Equity Incentive Plan to increase the number of shares of the Company's common stock as to which awards may be granted under such plan by 250,000 shares.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 23, 1999 will be entitled to vote at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,
                                          MICHAEL D. WEBB
                                          SECRETARY

Cambridge, Massachusetts
April 30, 1999

                               EPIX MEDICAL, INC.

                                  71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of EPIX Medical, Inc. (the "Company") for use at the Company's 1999 Annual Meeting of Stockholders to be held on Wednesday, June 2, 1999 at 10:00 a.m. at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

    When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 30, 1999.

                      VOTING SECURITIES AND VOTES REQUIRED

    Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 11,478,447 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

    The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Pursuant to the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

    The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the proposed amendment to the Company's Amended and Restated 1992 Equity Incentive Plan (the "Equity Plan"). Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the vote.

                                SHARE OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below),
(iii) each director of the Company and (iv) all current directors and executive officers of the Company as a group:

                                                                       SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED (1)
                                                                       ----------------------
                                                                        SHARES      PERCENT
                                                                       ---------  -----------
Bessemer Venture Partners III L.P. and certain related persons (2)...  1,596,999       13.93%
  Bessemer Venture Partners
  1400 Old Country Road
  Suite 407
  Westbury, NY 11590
T. Rowe Price Associates, Inc. (3)...................................    782,793        6.83%
  100 E. Pratt Street
  Baltimore, MD 21202
Accel IV L.P. and certain related persons (4)........................    645,886        5.63%
  428 University Avenue
  Palo Alto, CA 94301
Daiichi Radioisotope Laboratories, Ltd. (5)..........................    578,885        5.05%
  17-10, Kyobashi 1-chome Chuo-ku
  Tokyo, 104 Japan
Randall B. Lauffer, Ph.D. (6)........................................    946,664        8.25%
Michael D. Webb (7)..................................................    291,592        2.52%
James E. Smith, Ph.D. (8)............................................    107,332           *
E. Kent Yucel, M.D. (9)..............................................     79,821           *
Stephen C. Knight, M.D. (10).........................................     68,092           *
Christopher F.O. Gabrieli (11).......................................  1,711,126       14.90%
Luke B. Evnin, Ph.D. (12)............................................    677,252        5.90%
Stanley T. Crooke, M.D., Ph.D. (13)..................................     47,083           *
All current executive officers and directors as a group
  (9 persons) (14)...................................................  3,976,884       33.44%

------------------------

*   Indicates less than 1%.

(1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to the outstanding options and warrants that may be exercised within the 60-day period following March 31, 1999.

(2) This information is obtained from a Schedule 13G, dated February 12, 1999, filed with the Securities and Exchange Commission (the "Commission") by Bessemer Venture Partners III L.P., its general partner, Deer III & Co. LLC and the members of Deer III & Co. LLC. The shares beneficially held by Bessemer Venture Partners III L.P. include holdings of Bessemer Securities Corporation ("BSC"), which holds a total of 58,146 shares of Common Stock under the special situations investment plan of BSC which provides that Bessemer Venture Partners III L.P. has voting and investment control with respect to such shares. Does not include 168,693 shares held by members of Deer III & Co. and persons associated with such members of Deer III & Co.

(3) This information was provided to the Company by T. Rowe Price Associates, Inc. (Price Associates). These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 700,000 shares, representing 6.10% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) This information is obtained from a Schedule 13G, dated February 16, 1999, filed with the Commission by Accel IV L.P., Accel Keiretsu L.P. ("AKTSU"), Accel Investors '93 L.P. ("AI93"), Accel IV Associates L.P. ("AIV Associates"), Accel Partners & Co. Inc. ("AP & Co."), Swartz Family Partnership L.P. ("SFP"), Elmore C. Patterson Partners ("ECPP"), James W. Breyer ("Breyer"), Luke B. Evnin ("Evnin"), Eugene D. Hill III ("Hill"), Paul H. Klingenstein ("Klingenstein"), Arthur C. Patterson ("Patterson"), G. Carter Sednaoui ("Sednaoui") and James P. Swartz ("Swartz"). AIV Associates, the general partner of Accel IV L.P. and Breyer, Evnin, Hill, Klingenstein, Patterson, Sednaoui, Swartz and SFP, the general partners of AIV Associates, may be deemed to share dispositive power with respect to the shares held by Accel IV L.P. Does not include 384,914 shares of Common Stock held by AKTSU, AI93, SFP, AP & Co., Breyer, Evnin, Hill, Klingenstein, Patterson, ECPP, Sednaoui, Swartz, and the Swartz Foundation Trust, of which Swartz is a trustee.

(5) Junzo Okuda, President and Chief Executive Officer of Daiichi Radioisotope Laboratories, Ltd., has voting and investment control over these shares.

(6) Includes 46,666 shares held by Dr. Lauffer's wife and 16,000 shares held in a trust for the benefit of Dr. Lauffer's children as to which Dr. Lauffer disclaims beneficial ownership. Also includes 465,047 shares held by a trust for the benefit of Dr. Lauffer as to which shares Dr. Lauffer has voting and investment control.

(7) Includes 50,000 shares held by Mr. Webb's wife as to which Mr. Webb disclaims beneficial ownership and 91,426 shares subject to options exercisable within the 60-day period following March 31, 1999.

(8) Includes 74,697 shares subject to options exercisable within the 60-day period following March 31, 1999.

(9) Includes 75,622 shares subject to options exercisable within the 60-day period following March 31, 1999.

(10) Includes 66,664 shares subject to options exercisable within the 60-day period following March 31, 1999.

(11) See footnote (2) above. Mr. Gabrieli, a general partner of Deer III & Co. LLC, disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein or with respect to shares held in his name. Includes 15,000 shares subject to options exercisable within the 60-day period following March 31, 1999.

(12) See footnote (4) above. Dr. Evnin disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in shares held by Accel IV L.P., AKTSU, AI93, and AP & Co. or with respect to shares held in his name. Includes 5,000 shares subject to options exercisable within the 60-day period following March 31, 1999.

(13) Consists of 47,083 shares subject to options exercisable within the 60-day period following March 31, 1999.

(14) See footnotes (2), (4) and (6)-(13) above. Includes 422,492 shares subject to options exercisable within the 60-day period following March 31, 1999.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at five. At the Meeting, two Class III directors will be elected to hold office for three years until his respective successor is duly elected and qualified. The Board has nominated Christopher F.O. Gabrieli and Michael D. Webb for election to terms of office expiring in 2002. Each nominee is currently a director of the Company and has consented to be nominated and to serve if elected. In the event a nominee shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term.

    The following table contains certain information about the nominees for election to the Board of Directors and each other person whose term of office as a director will continue after the Meeting.

                                                                                                               PRESENT
                                                                                                 DIRECTOR       TERM
NAME AND AGE                             BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS               SINCE       EXPIRES
---------------------------------------  -----------------------------------------------------  -----------  -----------
NOMINEES FOR DIRECTORS:
  CLASS III DIRECTORS

Christopher F.O. Gabrieli*#              Mr. Gabrieli is Chairman of the Board of the Company.        1994         1999
    (age 39)                             Since September 1986, Mr. Gabrieli has been a General
                                         Partner at Deer II & Co. LLC, Deer III & Co. LLC and
                                         Deer IV & Co. LLC, the General Partners of Bessemer
                                         Venture Partners II L.P., Bessemer Venture Partners
                                         III L.P. and Bessemer Venture Partners IV L.P.,
                                         affiliated venture capital partnerships, where he is
                                         responsible for the firm's venture capital investment
                                         activities in healthcare and the life sciences. He is
                                         a director of Isis Pharmaceuticals, Inc., where he
                                         was a co-founder, and several privately held health
                                         care companies.

Michael D. Webb                          Mr. Webb has served as President and Chief Executive         1994         1999
    (age 40)                             Officer of the Company since December 1994 and as
                                         Secretary of the Company since November 1996. Mr.
                                         Webb worked for Ciba-Corning Diagnostics, Inc., a
                                         medical instrumentation and diagnostic products
                                         company, from April 1989 to December 1994, most
                                         recently as Senior Vice President, Worldwide
                                         Marketing and Strategic Planning. From 1984 to 1989,
                                         Mr. Webb was a senior consultant specializing in
                                         healthcare and life sciences at Booz, Allen &
                                         Hamilton, Inc., a consulting firm.

                                                                                                               PRESENT
                                                                                                 DIRECTOR       TERM
NAME AND AGE                             BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS               SINCE       EXPIRES
---------------------------------------  -----------------------------------------------------  -----------  -----------
CONTINUING DIRECTORS:
  CLASS II DIRECTOR

Stanley T. Crooke, M.D., Ph.D.*          Dr. Crooke has served as Chairman and Chief Executive        1996         2001
    (age 54)                             Officer of Isis Pharmaceuticals, Inc., a
                                         pharmaceuticals company, since January 1989. Dr.
                                         Crooke serves on the boards of directors of Valentif,
                                         Inc., Sibia Neuroscience, Inc. and IDUN
                                         Pharmaceuticals, Inc.

CLASS I DIRECTORS

Luke B. Evnin, Ph.D.*#                   Dr. Evnin is currently a Managing Director of MPM            1994         2000
    (age 35)                             Asset Management LLC, an investment firm specializing
                                         in biomedical companies. Previously, Dr. Evnin was a
                                         General Partner at Accel Partners, a venture capital
                                         firm, where he was involved in the firm's biomedical
                                         investing activities since September 1990. He remains
                                         a General Partner of Accel IV L.P. and Accel V L.P.
                                         He currently serves on the boards of directors of
                                         several private companies.

Randall B. Lauffer, Ph.D.                Dr. Lauffer, the Chief Scientific Officer of the             1988         2000
    (age 41)                             Company, founded the Company in November 1988 and
                                         served as Chief Executive Officer of the Company
                                         until December 1994, as Chairman of the Board until
                                         October 1996 and as Secretary until November 1996.
                                         From November 1983 to March 1992, Dr. Lauffer was a
                                         member of the faculty of Harvard Medical School,
                                         serving most recently as Assistant Professor of
                                         Radiology from 1987 to 1992. During this time he was
                                         also Director of the NMR Contrast Media Laboratory at
                                         Massachusetts General Hospital as well as an NIH
                                         Postdoctoral Fellow and an NIH New Investigator.

------------------------

* Member of the Compensation Committee.

# Member of the Audit Committee.

    During the year ended December 31, 1998, the Board held five meetings. At three of the Board meetings all of the directors attended and at two of the Board meetings there was a majority of the directors in attendance. All of the directors attended meetings of committees of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law in lieu of a meeting.

    The Audit Committee, which currently consists of Dr. Evnin and Mr. Gabrieli, reviews with the Company's independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee met once in 1998.

    The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. The Compensation Committee's functions are to recommend to the full Board the amount, nature and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's equity incentive, stock option and stock purchase plans. The Compensation Committee met once in 1998.

    The Company has no Nominating Committee.

DIRECTOR COMPENSATION

    Directors currently receive no compensation for their service on the Board of Directors, except pursuant to the 1996 Director Stock Option Plan (the "Director Plan"). All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. There are 100,000 shares of Common Stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director is automatically granted an option to purchase 15,000 shares of Common Stock. Options become exercisable with respect to 5,000 shares on each anniversary date of grant for a period of three years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of Common Stock or a combination of both.

                             EXECUTIVE COMPENSATION

    The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of executive officers of the Company.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee"), which currently consists of Mr. Christopher F.O. Gabrieli and Drs. Luke B. Evnin and Stanley T. Crooke, is responsible for the administration of the Company's compensation program for the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the summary compensation table below. The Company's compensation programs are designed to provide a competitive level of total compensation which, at the Company's present stage of development, is heavily weighted toward equity incentive compensation linked to the Company's performance. This program includes base salary and both annual and long-term incentive compensation.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - attract, motivate and retain high caliber individuals who are responsible for leading the Company in achieving or exceeding corporation goals and to increase total return to stockholders;

    - provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term Company performance;

    - align the financial interests of the management team with those of the Company and its stockholders; and

    - emphasize reward for performance at the individual, team and Company levels.

BASE SALARY

    Each fiscal year, the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys prepared by independent consultants, (ii) the responsibilities, scope and complexity of each position, (iii) the individual's tenure in the position and (iv) performance judgments as to each individual's past and expected future contributions. The performance of the companies surveyed is not considered by the Committee. The Chief Executive Officer recommends the base salary amount for each officer other than himself. The Committee then reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer.

    In general, the Committee reviews and fixes the base salary of the Chief Executive Officer based on comparable competitive compensation data as well as the Committee's assessment of such officer's past performance and its expectations as to such officer's future contributions in leading the Company. For 1998, the Chief Executive Officer's base salary was increased to $225,000 from $175,000 which was his base salary for the three previous years. For 1999, the Committee has approved a 5.25% base salary increase to $236,813 for the Chief Executive Officer.

ANNUAL BONUS

    Beginning in 1998, the Company started a formal short-term incentive plan. The Company's executive officers are eligible for an annual cash bonus, which is based primarily on achievement of Company and individual performance objectives that are established at the beginning of each year. The targeted bonus level for the Chief Executive Officer is 30% of annual salary. After the completion of the year, the Committee reviews the attainment of corporate and individual objectives and awards bonuses in the first quarter of the subsequent year, based on the extent to which corporate objectives were met or exceeded and individual contributions to overall Company performance.

    The Company achieved several milestones in 1998, including: the successful completion of a pivotal Phase II clinical trial for AngioMARK; the negotiation of an agreement to expand its collaboration with its worldwide marketing partner, Mallinckrodt Inc., to include the development of additional clinical applications for AngioMARK; the formation of strategic alliances with General Electric Medical Systems and

Philips Medical Systems to advance the development of contrast-based cardiovascular MRI technologies; the negotiation of an agreement with Magnetic Resonance Innovations to help fund and create the first-ever IN VIVO map of the human vascular system; and a collaboration with Neogenesis Pharmaceuticals, Inc. for the identification of novel compounds for potential use in diagnostic imaging. In recognition of the Chief Executive Officer's leadership in the achievement of these corporate milestones and his contributions to the Company, the Chief Executive Officer was awarded a bonus in the amount of $77,600, 34.5% of his 1998 salary.

EQUITY-BASED LONG-TERM INCENTIVE COMPENSATION

    Long-term incentives for the Company's employees are provided through stock option grants under the Equity Plan which are generally provided through initial stock option grants at the date of hire and periodic additional grants. The option grants are intended to motivate the executive officers to improve long-term Company performance and to align the financial interests of the management team with those of the Company and its stockholders. Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events as determined by the Committee.

    In 1998, the Chief Executive Officer received no options to purchase shares of Common Stock.

COMPENSATION DEDUCTIBILITY

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") on the Company's compensation programs. Section 162(m) of the Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1 million to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. The Company's policy is to qualify its executive officers' compensation for deductibility under applicable tax laws to the extent reasonable. The Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

                                          By the EPIX Medical, Inc.
                                          Compensation Committee,

                                          STANLEY T. CROOKE
                                          LUKE B. EVNIN
                                          CHRISTOPHER F.O. GABRIELI

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The following graph shows the cumulative stockholder return of the Company's Common Stock from January 30, 1997 (the first trading day for the Company's Common Stock) through December 31, 1998 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq Pharmaceutical Stocks Index. The graph assumes the investment of $100 in the Company's Common Stock and each of the comparison groups on January 30, 1997 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG EPIX MEDICAL, INC., NASDAQ (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICAL STOCKS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           EPIX MEDICAL, INC.  NASDAQ STOCK MARKET (U.S.)   NASDAQ PHARM. STOCKS
1/30/97               $100.00                     $100.00                 $100.00
3/31/97                $94.64                      $88.97                  $88.29
6/30/97               $114.29                     $105.32                  $95.32
9/30/97               $171.43                     $123.16                 $106.92
12/31/97              $185.71                     $115.38                  $96.00
3/31/98               $188.40                     $135.02                 $105.53
6/30/98               $146.43                     $138.70                  $97.66
9/30/98               $136.61                     $125.30                  $92.13
12/31/98              $133.04                     $162.58                 $122.12

                                             1/30/97     3/31/97     6/30/97    9/30/97    12/31/97     3/31/98    6/30/98
                                            ---------  -----------  ---------  ---------  -----------  ---------  ---------
EPIX Medical, Inc.........................  $  100.00   $   94.64   $  114.29  $  171.43   $  185.71   $  188.40  $  146.43
Nasdaq Stock Market (U.S.)................  $  100.00   $   88.97   $  105.32  $  123.16   $  115.38   $  135.02  $  138.70
Nasdaq Pharm. Stocks......................  $  100.00   $   88.29   $   95.32  $  106.92   $   96.00   $  105.53  $   97.66

                                             9/30/98    12/31/98
                                            ---------  -----------
EPIX Medical, Inc.........................  $  136.61   $  133.04
Nasdaq Stock Market (U.S.)................  $  125.30   $  162.58
Nasdaq Pharm. Stocks......................  $   92.13   $  122.12

    The following table sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1998 exceeded $100,000 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               -------------
                                                 ANNUAL COMPENSATION            SECURITIES
                                        -------------------------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)   BONUS ($)(1)    OPTIONS (#)   COMPENSATION $
--------------------------------------  ---------  -----------  -------------  -------------  ---------------
Michael D. Webb.......................       1998     225,000        77,600             --             850(2)
  President and Chief                        1997     175,000        65,625         83,000             850(2)
  Executive Officer                          1996     175,000        65,000         83,333              --

James E. Smith, Ph.D..................       1998     200,700        52,500             --          66,005(3)
  Executive Vice President,                  1997     185,000        46,250         28,000          62,477(3)
  Research and Development (4)               1996     192,615(5)      63,000       139,999              --

E. Kent Yucel, M.D....................       1998     189,900        47,500             --          35,000(7)
  Senior Vice President and                  1997     175,000            --         27,000          35,000(7)
  Chief Medical Officer (6)                  1996     132,637(8)       8,750       133,333              --

Randall B. Lauffer, Ph.D..............       1998     180,000        36,000             --           1,220(9)
  Chief Scientific Officer                   1997     160,000        32,000         28,000           1,180(9)
                                             1996     160,000            --             --           1,100(9)

Stephen C. Knight, M.D................       1998     189,600        43,700             --              --
  Chief Financial Officer and                1997     160,000        40,000         27,000              --
  Senior Vice President,                     1996      80,000            --        133,333          30,000(11)
  Business Development (10)

------------------------

(1) Bonuses were earned in the year indicated and are generally paid in the subsequent year.

(2) Consists of life insurance premiums paid by the Company on behalf of Mr. Webb on a policy for the benefit of Mr. Webb.

(3) Consists of housing expenses reimbursed to Dr. Smith in connection with his maintaining a residence within close proximity of the Company.

(4) Dr. Smith became an employee of the Company in February 1996. Prior thereto, he was engaged as a consultant to the Company.

(5) Includes compensation in the amount of $37,200 paid by the Company for consulting services.

(6) Dr. Yucel became an employee of the Company in June 1996. Prior thereto, he was engaged as a consultant to the Company.

(7) Consists of compensation paid by the Company in lieu of lost clinical practice revenue.

(8) Includes compensation in the amount of $59,720 paid by the Company for consulting services.

(9) Consists of life insurance premiums paid by the Company on behalf of Dr. Lauffer on a policy for the benefit of Dr. Lauffer.

(10) Dr. Knight became an employee of the Company in July 1996.

(11) Consists of payment made in connection with the commencement of employment with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

    None of the Company's Named Executive Officers were granted options during the fiscal year ended December 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING          VALUE OF UNEXERCISED
                                                                       UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                       OPTIONS AT           AT FISCAL YEAR-END
                                         SHARES        VALUE       FISCAL YEAR-END (#)            ($)(1)
                                      ACQUIRED ON    REALIZED    -----------------------  -----------------------
NAME                                  EXERCISE (#)      ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------------  ------------  -----------  -----------------------  -----------------------
Michael D. Webb.....................      126,000    1,126,989         77,427/219,207           685,895/853,617
James E. Smith, Ph.D................       23,635      226,784          42,031/93,333           356,738/422,765
E. Kent Yucel, M.D..................           --           --          70,067/97,932           360,714/372,229
Randall B. Lauffer Ph.D.............           --           --               0/28,000                  0/15,750
Stephen C. Knight, M.D..............           --           --          66,664/93,669           320,821/336,032

------------------------

(1) Based on the difference between the fair market value of the underlying shares of Common Stock on December 31, 1998 at $9.3125 a share and the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Drs. Crooke and Evnin and Mr. Gabrieli. Dr. Evnin was a General Partner of Accel Partners, a venture capital firm and a principal stockholder of the Company. Dr. Evnin resigned from such position in 1997 and assumed the position of Managing Director of MPM Asset Management LLC. Dr. Evnin remains a General Partner of Accel IV L.P., a principal stockholder of the Company and Accel V L.P. Mr. Gabrieli is a General Partner of Deer III & Co. LLC, the General Partner of Bessemer Venture Partners III L.P., a principal stockholder of the Company. See "Share Ownership" and "Certain Transactions."

                              CERTAIN TRANSACTIONS

    In June 1995 and April 1996, the Company made two loans to Dr. Lauffer each in the principal amount of $50,000 and bearing interest at the rate of 7.31% and 6.51% per annum, respectively (the Applicable Federal Rate for long term loans announced for such month) and each secured by a pledge of 14,814 shares of the Company's Common Stock held by Dr. Lauffer. As of March 31, 1999, the outstanding principal amounts on these loans plus accrued interest were $64,845 and $60,094, respectively. In May 1996, the Company made a loan to Dr. Lauffer in the principal amount of $180,000 bearing interest at the rate of 6.83% per annum (the Applicable Federal Rate for long term loans announced for May 1996) and secured by a pledge of 44,444 shares of the Company's Common Stock held by Dr. Lauffer. As of March 31, 1999, the outstanding principal amount on this loan plus accrued interest was $216,016. Each of these loans is subject to acceleration upon the voluntary termination of Dr. Lauffer's employment, among other events.

                                  PROPOSAL 2:
          AMENDMENT TO AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

GENERAL

    The Equity Plan was originally adopted by the Company in July 1992. The Equity Plan was subsequently amended and restated, and the aggregate number of shares of Common Stock reserved for issuance thereunder is currently 2,349,901 shares (including shares subject to options already granted and shares issued pursuant to options already exercised). The Equity Plan is designed to provide the Company flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees of and consultants to the Company and to enable them to participate in the long-term growth of the Company.

AMENDMENT

    In April 1999, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 250,000 shares to an aggregate of 2,599,901 shares, subject to adjustment for stock-splits and similar capital changes. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees and consultants whose services are considered essential to the Company's future progress, to encourage such employees' and consultants' ownership in the Company and to provide them with an incentive to remain as employees or consultants of the Company.

ADMINISTRATION AND ELIGIBILITY

    The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock or stock units for the purchase of shares of Common Stock. Awards under the Equity Plan can be granted to officers, employees and other individuals as determined by the Compensation Committee, each of whose members is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee administers the Equity Plan, except as described below in which the entire Board administers the Equity Plan, and selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not subject to Section 16 of the Exchange Act. The Compensation Committee has authorized the Chief Executive Officer to grant options to purchase up to 20,000 shares of Common Stock each to such participants. In order to comply with the requirements of Rule 16b-3 under the Exchange Act, grants of awards made in 1999 under the Equity Plan to participants who are subject to Section 16 of the Exchange Act are made by the entire Board of Directors.

    The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years. The Company's standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable yearly over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events. See "Executive Compensation--Compensation Committee Report on Executive Compensation--Equity-Based Long-Term Incentive Compensation."

    As of April 20, 1999, approximately 74 employees were eligible to participate in the Equity Plan. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 20, 1999 was $8.00.

EQUITY PLAN ACTIVITY

    As of April 20, 1999, options to purchase an aggregate of 2,407,985 shares of Common Stock had been granted under the Equity Plan, of which options to purchase 124,060 shares had been canceled. Options to purchase 513,807 shares had been exercised as of such date. As of such date, 315,976 shares remained available for the granting of awards under the Equity Plan, including the 250,000 shares added by the amendment for which stockholder approval is being requested. No stock appreciation rights or awards other than option grants have been granted under the Equity Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    NONSTATUTORY STOCK OPTIONS. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the proposed amendment to the Equity Plan.

BOARD RECOMMENDATION

    The Board of Directors of the Company believes that the amendment to the Equity Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1998 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements, except that Mr. Webb, an executive officer and director of the Company, filed three late Forms 4 reporting the exercise of options for an aggregate of 75,000 shares of Common Stock and a late Form 5 reporting the exercise of an option to purchase 26,000 shares of Common Stock for which a Form 4 was due on February 10, 1998; Dr. Lauffer, an executive officer and director of the Company, filed three late Forms 4 reporting the sale of an aggregate of 112,600 shares of Common Stock; Jeffrey Lentz, a former executive officer of the Company, filed one late Form 4 reporting the exercise of an option to purchase 17,402 shares of Common Stock; and Dr. Smith, an executive officer of the Company, filed a Form 5 reporting the exercise of an option to purchase 6,666 shares of Common Stock for which a Form 4 was due on August 10, 1998.

                        INFORMATION CONCERNING AUDITORS

    The firm of Ernst & Young LLP, independent auditors, audited the Company's financial statements for the year ended December 31, 1998. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than December 31, 1999. Proposals should be sent to the attention of the Secretary at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

    The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

    Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 71 Rogers Street, Cambridge, Massachusetts 02142.

    Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                               EPIX MEDICAL, INC.

                      AMENDED AND RESTATED 1992 INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of the EPIX Medical, Inc. Amended and Restated 1992 Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

SECTION 2. DEFINITIONS

    "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

    "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

    "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

    "Company" means EPIX Medical, Inc.

    "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

    "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

    "Participant" means a person selected by the Committee to receive an Award under the Plan.

    "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

    "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

    "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

    "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

    "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

    "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

SECTION 3. ADMINISTRATION

    The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

SECTION 4. ELIGIBILITY

    All employees (including part-time employees), and in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 5. STOCK AVAILABLE FOR AWARDS

    (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 2,349,901 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of
       (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

    (c) Subject to adjustment under subsection (b), no Participant may receive an Award which would result in such Participant having received, during the fiscal year of the Company in which the Award is made, Awards for more than an aggregate of 300,000 shares of Common Stock.

SECTION 6. STOCK OPTIONS

    (a) General.

    (i) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. See subsection (b) below.

    (ii) The Committee shall establish the option price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

   (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

    (iv) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, or by retaining shares otherwise issuable under the Plan, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

    (b) Incentive Stock Options.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

    (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

       (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

       (y) The option exercise period shall not exceed five years from the date of grant.

   (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

SECTION 7. STOCK APPRECIATION RIGHTS

    (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price of not less than the exercise price of the related Option.

    (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the Common Stock is usually traded.

SECTION 8. PERFORMANCE SHARES

    (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

    (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

    (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

SECTION 9. RESTRICTED STOCK

    (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

    (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10. STOCK UNITS

    (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

    (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

    (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

    (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

    (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and
       (ii) cash payments in lieu of or in addition to an Award.

    (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

    (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

    (g) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Award in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

    (h) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

    (i) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 12. MISCELLANEOUS

    (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

    (c) Effective Date. The 1992 Equity Incentive Plan became effective on July 10, 1992. Subject to the approval of the stockholders of the Company, this Amended and Restated 1992 Equity Incentive Plan will be effective on
       November   , 1996. Prior to such approval, Awards may be made under the
       Plan expressly subject to such approval.

    (d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Committee determines to be necessary or advisable.

    (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

EPX10 5                            DETACH HERE

                                      PROXY

                               EPIX MEDICAL, INC.
                71 Rogers Street, Cambridge, Massachusetts 02142

                PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                                  June 2, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint Michael D. Webb, Stephen C. Knight, and William T. Whelan, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of EPIX Medical, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of EPIX Medical, Inc., 161 First Street, Cambridge, Massachusetts on Wednesday, June 2, 1999, at 10:00 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

| SEE REVERSE |  CONTINUED AND TO BE SIGNED ON REVERSE SIDE | SEE REVERSE |
|  SIDE   |                        |  SIDE   |

EPX10 4                                    DETACH HERE

[X] Please mark                                                             ---
votes as in                                                                   |
this example.                                                                 |

1.   Proposal to elect directors.

Nominees:         Christopher F.O. Gabrieli, Michael D. Webb

                   FOR              WITHHELD
                                                 MARK HERE
                   [ ]               [ ]         FOR ADDRESS  [ ]
                                                 CHANGE AND
                                                 NOTE BELOW

                                     [ ]
                                         --------------------------------------
                                         for all nominees except as noted above

2.           Proposal to amend the Company's Amended and Restated 1992 Equity
             Incentive Plan to increase the       FOR     AGAINST     ABSTAIN
             aggregate number of shares of the    [ ]       [ ]         [ ]
             Company's common stock as to which
             awards may be granted under such
             plan by 250,000 shares.

PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.

Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                                       DATE:


Signature:                                       DATE: